Exhibit 10.1

AMENDMENT NO. 1

TO

ARCTIC CAT INC.

2013 OMNIBUS STOCK AND INCENTIVE PLAN

WHEREAS, the Board of Directors of Arctic Cat Inc. adopted, and the shareholders have approved, the 2013 Omnibus Stock and Incentive Plan (the “Plan”), as amended from time to time; and

WHEREAS, pursuant to the authority granted in Sections 3 and 16 of the Plan, the Compensation and Human Resources Committee of the Board, as administrator of the Plan, has properly approved this Amendment No. 1;

NOW, THEREFORE, RESOLVED, that, effective immediately, the Plan is hereby amended as follows:

1.	Section 15(g) of the Plan is hereby amended and restated in its entirety to read as follows:

2.	“(g) Dividend and Dividend Equivalents. The Committee may grant dividend or dividend equivalents to any Participant and shall determine the time and manner of payment of the dividend or dividend equivalent; provided, however, that any dividend equivalent that is intended to be exempt from the requirements of Section 409A of the Code shall be stated as a separate arrangement. Notwithstanding the foregoing, in no event shall dividends or dividend equivalents be paid on Options, Stock Appreciation Rights, unvested performance-based Restricted Stock Units or unvested Performance Awards.”

3.	Section 16(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Rule 16b-3, Section 422 of the Code or any other regulatory requirements or (iii) without the approval of the shareholders of the Company, which would result in a repricing of any Award theretofore granted hereunder.”

4.	Except as otherwise modified herein, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this document effective as of the 16th day of November 2015.

ARCTIC CAT INC.

/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer